Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call

FINAL TRANSCRIPT

Thomson StreetEvents[SM]

Conference Call Transcript

Event Date/Time: Aug. 02. 2005 / 8:30AM ET
Event Duration: N/A

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call

CORPORATE PARTICIPANTS
Edward Cohen
Atlas Pipeline Partners — Chairman
Michael Staines
Atlas Pipeline Partners — President and COO
Matt Jones
Atlas Pipeline Partners — CFO
CONFERENCE CALL PARTICIPANTS
Amir Arif
Friedman Billings Ramsey — Analyst
Ron Londe
A.G. Edwards — Analyst
Sharon Lui
Wachovia — Analyst
     PRESENTATION
Operator
     Good day ladies and gentlemen, and welcome to the Atlas Pipeline Partners second-quarter 2005 earnings conference call. My name is Steven and I will be your coordinator for today. At this time all participants are in listen-only mode. We will conduct a question-and-answer session toward the end of this conference. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded for replay purposes.
I would now like to turn the presentation over to your host for today’s call, Mr. Edward E. Cohen, Chairman and Chief Executive Officer of the Partnership’s General Partner. Please proceed, sir.
     Edward Cohen - Atlas Pipeline Partners — Chairman
     Hello, everyone. I am here with a number of our senior officers including Michael Staines, our President and Chief Operating Officer and Matt Jones, our Chief Financial Officer, both of whom will be speaking after I conclude my introductory remarks.
Before I begin though, let me take a few minutes to remind you that when used in this conference call, the words believes, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties are discussed in our quarterly report on Form 10-Q and in our annual report on Form 10-K, particularly in item 1.
I would like to caution everyone not to place undue reliance on these forward-looking statements which reflect management’s analysis only as of the date hereof; and of course we undertake no obligation to publicly release the results of any revisions to forward-looking statements, any revisions which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Now let me move into our discussion proper. Once again an outstanding quarter. APL reached a second-quarter 2005 distribution of $0.77 per limited partnership unit, compared with $0.63 per limited partnership unit for the corresponding second quarter of 2004, a 22% increase in this item which is of course of outstanding and prime importance to our unit holders. The increase was parallel I am glad to report by the Company’s achievement of a ratio of distributable cash flow to total cash distributions of 1.1 times over a rolling 12-month period ended June 30, 2005.
Now our continuing increase in distributions has been powered by record EBITDA. APL achieved record earnings before interest, taxes, depreciation and amortization of $10.9 million for the second quarter of 2005, compared with only $3.4 million for the prior year’s second quarter, an increase of $7.5 million or 221%.

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call
Total revenues for the second quarter 2005 were $85.4 million, compared with a paltry $4.5 million for the second quarter of 2004. Now this unprecedented increase in earnings reflects of course our acquisition during the past year of our Oklahoma acquisitions, the Velma and Elk City processing plants and the Prentiss treatment facility. We are just getting our improvement programs underway for the Elk City and Prentiss operations. You will remember that they were acquired only during the latest quarter and were in fact not part of our Company for the entire quarter. But results from this recent acquisition have been I am glad to report very encouraging.
We have added significant new intake from the booming drilling activities to the west of our facilities and we are working on plans to increase processing capacity. That is at Elk City.
At Velma, gross natural gas process averaged during the quarter 68.3 million cubic feet per day, an increase of 8% in a single quarter, that is compared to the first quarter of 2005.
Back in Appalachia, our oldest area of operations, improvements in compression facilities in our key Fayette County operations, these improvements were completed after the close of the second quarter have resulted in a recent increase in throughput of approximately 3.5 million cubic feet per day. Now this will come on top of an increase during the second quarter of 4.3% in throughput from the corresponding year earlier period.
Fund-raising from Atlas America’s programs in Appalachia continues to be strong and we continue to add hundreds of wells annually to our system in Appalachia; 358 in the last year. And revenues were up even more than volume. Revenues up of course some 20% for this quarter as against the corresponding 2004 quarter.
Now for a little guidance. We expect yet another increase in distributions for the present third quarter to between $0.79 and $0.81 per limited partnership unit. The actual amount will be determined after the end of the quarter. For the full year, we remain comfortable with an anticipated total distribution of approximately $3.15 per limited partnership unit.
And now for greater specificity and for some additional detail, I am going to turn to Michael Staines.
     Michael Staines - Atlas Pipeline Partners — President and COO
     Thank you, Ed, and good morning. For our operating activity report, in the Mid-Continent area specifically the Velma system, we have added 25 wells to this system in the past three months ended June 30, 2005, bringing a total of 153 new wells onto the system since we acquired these operations in July 2004. We have also identified 37 wells to be drilled near our system, as well as 12 wells that we believe we can take away from other gathering systems. These opportunities represent significant average daily volumes and so are being pursued very aggressively.
Our process gas stream averaged 68.3 million cubic feet per day, an increase of 8% over the first quarter of 2005, resulting in production of 56.9 million cubic feet per day of gross residue natural gas; 7149 barrels per day in gross natural gas liquids; and 278 barrels per day in gross condensate.
On the Elk City system, we have added nine new wells since acquiring this system in April of 2005. We also have identified several new well and takeaway opportunities representing very substantial daily gas volumes which again, we will pursue aggressively. In Elk City, the gross natural gas gathered averaged 244.1 million cubic feet per day; gas processed averaged 118 million cubic feet per day, resulting in 108 million cubic feet per day in gross residue natural gas; 5537 barrels per day in natural gas liquids; and 119 barrels per day in gross condensate.
In the Mid-Continent area we tank titled (ph) all the gas we treat and process, and as a result directly hedged much of the commodity stream, the natural gas, the NGLs, and the condensate as well as the basis differential on the residue gas stream.
On a combined basis for the third and fourth quarters of 2005, we have used swaps to hedge at a NYMEX price approximately 83% of the natural gas residue at $6.24 per million BTUs; 52% of the NGL stream at $0.66 per gallon; and a combination of swaps and collars to hedge 64% of the condensate stream at a post hedge netback price of between $47.61 and $48.10 per barrel. The basis differential on the Velma residue gas stream has also been 76% hedged for the third and fourth quarters of 2005 at a negative $0.50 per million BTUs relative to NYMEX. We will continue to evaluate our hedge position on a regular basis and take advantage of further opportunities to maximize and enhance the stability of our revenue stream.

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call
In Appalachia during the three months ended June 30, 2005, we connected 104 new wells to our gathering system. For the 12 months ended June 30, 2005, we have connected 357 new wells, compared to 310 new wells connected during the prior comparable period. Our throughput volume increased to 54.7 million cubic feet per day for the second quarter of 2005, an increase of 4.3% over the second quarter of 2004 with the average transportation rate for the second quarter of 2005 increased to $1.08 per mcf compared to $0.94 per mcf for the second quarter of 2004.
In mid-July 2005, we completed the construction of the new delivery point onto the Texas Eastern Interstate System in Fayette County, Pennsylvania, an associated compression of pipeline expansion that I spoke of during our last earnings call. This project involved the removal of three lease gas driven compressor units and their replacement with owned electric driven units and the construction of approximately three miles of 8-inch pipeline which penetrates the heart of our Fayette County activity. As I have mentioned in the past where possible we attempt to use electric driven units for their low operating and maintenance costs as well as greater reliability as compared to gas driven units. This is true in Appalachia as well as in the Mid-Continent.
We have seen our total throughput volumes averaging approximately 58 million cubic feet per day since the startup of this project. Currently Atlas America has approximately 235 wells that have been drilled and are in the process of being hooked up to our system, the majority of which are in this Fayette County, Pennsylvania area. So you can see the importance of completing this project.
Furthermore there are an additional approximately 143 wells that had been funded and are either in the process of being drilled or scheduled to be drilled in the near future. Of course these wells will come on line to the APL system once they are completed.
In Appalachia, APL does not own the gas throughput and does not directly hedge its Appalachian revenue stream; however, Atlas America, which controls more than 95% of this throughput, does engage in forward sales of the gas. This type of physical hedge will impact APL and so we do participate in this hedging decision also with the objective to maximize and enhance the stability of the Appalachian portion of our revenue.
Currently approximately 55 to 65% of our throughput volume has been hedged for the next four quarters at prices ranging from $6.87 per mcf to $7.67 per mcf, while the balance of our revenue is tied to various Appalachian based indices.
Maybe I can say a couple of words about our capital expenditure projects. In Appalachia we are focused primarily at this point on connecting the increasing number of wells drilled by Atlas America to our system which will involve further expansion of the main line portion of our system in Fayette and elsewhere to reach recent Atlas American drilling activity. During 2004, the cost of a connected well averaged $13,300 per well, with an additional $2500 per well for compression expansion. We currently have several growth CapEx projects underway or in the planning stages.
On the Velma system, we are focused on tracking new wells for our system and as such growth capital expenditure projects since the completion of the major plant upgrade and pipeline compression expansion during the first quarter of 2005 will primarily be directed to well hook-up and total system efficiency.
And on our Elk City system, we are in the midst of several compression and pipeline projects to serve a very active drilling area and as Ed has said, we are looking at other major expansion in the Elk City system area.
And with that, I will conclude my remarks and turn it over to Matt Jones, our Chief Financial Officer.
     Matt Jones - Atlas Pipeline Partners — CFO
     Thank you, Mike. I will begin with the reconciliation of several non-GAAP measures provided in our press release to assist with comparability with prior quarters to hopefully enhance the understanding of our financial position. These measures include EBITDA, distributable cash flow, and adjusted net income.
Beginning with EBITDA, we add back the net income of $3,598,000, interest expense of $4,177,000 and depreciation and amortization of $3,128,000 to arrive at our $10.9 million of EBITDA. As Ed mentioned, this represents an increase of 221% compared to the June 30, 2004 quarter.
From there to determine distributable cash flow, we deduct the $4 million of interest expense and maintenance capital expenditures for the quarter totaling $473,000. We then add back non-cash compensation costs associated with the Company’s long-term incentive plans of $1.7 million and

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call
non-cash amortization of deferred financing costs of 1.3 million that are included in interest expense to arrive a distributable cash flow of 9.2 to $9.3 million. This represents an increase of approximately 200% compared to the June 2004 quarter.
Also as Ed had mentioned the striking increase in both EBITDA and distributable cash flow reflects the impact of the addition of our Mid-Continent operation acquired subsequent to the close of the second quarter of 2004 and continued growth in our Appalachian operations.
Lastly we provide a reconciliation of adjusted net income to net income. To net income we add back the aforementioned amortization of deferred finance costs and the non-cash compensation.
In my following discussion of operating results, you’ll notice a recurring theme and that is that what is reported in the second quarter of this year, the current quarter, much is not comparable to the second quarter of June obviously as a result of the Mid-Continent operation and expansion.
Onto the revenues, the Mid-Continent region generated approximately $80 million of revenue including a partial quarter contribution from the Elk City assets acquired during the quarter. Again no comparison is provided to the prior year quarter because these operations were established following the close of the comparable prior period last year.
In Appalachia, our revenues increased 20% to $5.4 million compared to 4.5 million in the June 2004 quarter. This increase was driven by an increase in both our average daily throughput volumes and the average transportation rate received per mcf.
Moving to costs and expenses, I will highlight several items from our press release to further assist in comparing to our second quarter of 2004. First, costs associated with natural gas and natural gas liquids and plant operating expenses are associated with our processing operations in the Mid-Continent. While no prior your comparison can be made, we expect gross profit from this segment to show future incremental growth as we ramp up our Elk City operation and continue the growth of the Velma system.
In Appalachia, transportation and compression expenses remain flat to slightly improved relative to transportation revenues. However, these expenses increased in an absolute sense resulting from incremental maintenance costs associated with the expansion of our pipeline and compression capacity.
Secondly, our general administrative expenses increased to $3.4 million in the quarter, compared to roughly $400,000 for the June 2004 quarter. The increase was largely related to the edition of the Mid-Continent operations and the increase in non-cash compensation expense, again associated with the Company’s long-term incentive plan. The increase in this expense came about to a large degree from the addition of our outstanding management group in the Mid-Continent region.
Also compensation reimbursements to our affiliate increased to $440,000 from 215,000 in the comparable period, reflecting increased management time dedicated to acquisition and capital-raising activities.
Lastly, depreciation expense and interest expense increased resulting from additions to our depreciable asset base in the Mid-Continent and debt financing put in place to partially fund those additions. As we have mentioned on this call, interest expense includes approximately 1.3 million of non-cash amortization of deferred financing costs, of which approximately 1 million was accelerated to this quarter as a result of the pre-payment of a portion of our debt.
Looking to our balance sheet and capital position at the end of the quarter, we had a total of 168 million drawn against our $225 million credit facility. During the quarter we entered into a new five-year $270 million credit facility, which at the date of issuance included the $225 million revolving piece and a $45 million term loan. However, in May we completed a public offering of 2.3 million common units and used the proceeds to repay the term loan and reduce the outstanding portion of our revolving facility.
At the end of the quarter, our Partners booked capital position was $206 million leaving us with a comfortable debt-to-capital position of about 45%.
I will conclude my remarks by mentioning an administrative matter. Beginning with the third quarter of 2005, the current quarter, we will announce our distribution for a quarter following the end of the quarter as opposed to our past practice of announcing our distribution prior to the close of the quarter. We will not however, change the timing of the distribution date relative to the quarter end. This will remain consistent with past.
With that, I conclude my remarks and return the call to our Chairman, Ed Cohen.

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call
     Edward Cohen - Atlas Pipeline Partners — Chairman
     Thank you very much, Matt. I think we’re now ready for questions.
     QUESTION AND ANSWER
Operator
     (OPERATOR INSTRUCTIONS) Amir Arif, Friedman Billings Ramsey.
     Amir Arif - Friedman Billings Ramsey — Analyst
     Could you give us some guidance in terms of how much you expect the maintenance capital to be the rest of this year and into next year?
     Matt Jones - Atlas Pipeline Partners — CFO
     Amir, this is Matt. We expect maintenance CapEx going forward to be relatively consistent with the 475 to 500 number. There will be some variability quarter-to-quarter but I think you can expect to see our maintenance CapEx at or around the $500,000 level this year, perhaps incrementally increasing into next year.
     Amir Arif - Friedman Billings Ramsey — Analyst
     I didn’t get a chance to write down all the hedged numbers. Have they changed materially from the last quarter or do you have those posted on your website?
     Edward Cohen - Atlas Pipeline Partners — Chairman
     No, they have not changed materially.
     Amir Arif - Friedman Billings Ramsey — Analyst
     Just a final question related to the non-cash compensation expense. You mentioned that these incentive awards will be continuing to grow at seven. Can you give us a sense of the size of the award and — or how much we might — how much we should be looking to see in future quarters?
     Edward Cohen - Atlas Pipeline Partners — Chairman
     I think that we meant to say that the expense will continue to be charged, not that we anticipate additional awards. On the line of continuing expense charge — what would that be, Matt?
     Matt Jones - Atlas Pipeline Partners — CFO
     It is going to be less than it was this quarter, Amir, probably something in the 800,000 to a $1 million range.
     Amir Arif - Friedman Billings Ramsey — Analyst

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call
     Okay, and these are non-cash?
     Matt Jones - Atlas Pipeline Partners — CFO
     That is correct.
     Amir Arif - Friedman Billings Ramsey — Analyst
     Thanks.
Operator
     Ron Londe, A.G. Edwards.
     Ron Londe - A.G. Edwards — Analyst
     Thanks. With gas prices in Appalachia around $8.00 per mcf, what are you currently receiving from the standpoint of the average transportation rates per thousand mcf?
     Michael Staines - Atlas Pipeline Partners — President and COO
     Ron, this is Mike Staines. In Appalachia we do get the 16% of the selling price of the gas and the hedges since they are sell forwards, fiscal sell forwards of the gas, we get the 16% of that number. So with the hedges that are in place with the balance being at an Appalachian indices, for the third quarter currently today, and that will change over time of course as those variable prices go up-and-down, we are looking at about $7.50 per mcf for the third quarter. And perhaps as much as $8.06 for the fourth quarter. But again, that is going to change because we only hedge a portion of the gas, 55 to 65%. The rest is variable.
     Ron Londe - A.G. Edwards — Analyst
     And as those hedges roll off, then you roll into new prices, correct?
     Michael Staines - Atlas Pipeline Partners — President and COO
     Yes.
     Ron Londe - A.G. Edwards — Analyst
     Can you give us a more insight into what’s going on with Elk City? You talked I believe about some expansion there. Can you give us some insight into that?
     Edward Cohen - Atlas Pipeline Partners — Chairman
     Ron, we really can’t because we are not at a point for competitive reasons particularly to make a public announcement as to precisely what we’re going to be doing. But I can assure you that you will be among the first to know along with all the rest of the world of course when we actually make that announcement.
     Ron Londe - A.G. Edwards — Analyst
     Thank you very much. That’s really all I have right now.

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call
Operator
     Sharon Lui, Wachovia.
     Sharon Lui - Wachovia — Analyst
     Just if you have a dollar amount for gross CapEx in ‘05 and perhaps for ‘06?
     Michael Staines - Atlas Pipeline Partners — President and COO
     Sharon, you probably have seen our press release and we have our total CapEx number for the quarter and for the year-to-date in the press release. Going forward into Q3 and Q4, we expect as we had said maintenance CapEx on or about the $500,000 range quarter-to-quarter. For growth CapEx, we are estimating our growth CapEx number for the third quarter to the roughly 9 to $10 million and for the fourth quarter, 5 to $6 million. That incorporates of course all of our regions and growth in those regions.
     Sharon Lui - Wachovia — Analyst
     Any estimates for ‘06?
     Michael Staines - Atlas Pipeline Partners — President and COO
     We are not prepared to provide that on this call, Sharon.
     Sharon Lui - Wachovia — Analyst
     Okay. Another question in terms of the hedging, the hedges for ‘06 have stayed the same, relatively the same also?
     Edward Cohen - Atlas Pipeline Partners — Chairman
     For ‘06 I believe they have, yes.
     Sharon Lui - Wachovia — Analyst
     Okay, thank you.
Operator
     We have a follow-up from Ron Londe.
     Ron Londe - A.G. Edwards — Analyst
     The G&A cost of 3.3 million, is that a good number to go forward with or is there some cost savings that we could incorporate into that?
     Matt Jones - Atlas Pipeline Partners — CFO

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call
     Ron, the 3.3 million includes our non-cash compensation relative to the incentive rewards for this quarter. You may have heard me mention to a Amir earlier that we expect that number to moderate to a lower level. Of course that will then lower our total G&A number. We expect otherwise to experience perhaps an inflation sort of factor growth in our G&A but not much more than that.
As we move forward and have full quarters of G&A associated with Elk City we will see some incremental growth associated with a full quarter of Elk City, but other than that we should not experience any significant growth in our G&A. But we should relative to this quarter, we should see a lower G&A number next quarter.
     Ron Londe - A.G. Edwards — Analyst
     Okay. Distribution coverage for the quarter I calculate it at 1.16 times. Is that a good number?
     Matt Jones - Atlas Pipeline Partners — CFO
     For the quarter we are actually closer to a 1-to-1 coverage. For the 12 months, we are on our objective of 1.1-to-1 coverage and we expect to continue to maintain through longer periods of time our objective of at least 1.1-to-1 coverage, Ron.
     Ron Londe - A.G. Edwards — Analyst
     Okay, thanks.
Operator
     (OPERATOR INSTRUCTIONS) It appears there are no further questions, sir.
     Edward Cohen - Atlas Pipeline Partners — Chairman
     Then thanks, everyone, and we look forward to speaking with you again next quarter. Goodbye.
Operator
     Ladies and gentlemen, this concludes the conference. You may now disconnect. Have a good day.

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Final Transcript
Aug. 02. 2005 / 8:30AM, APL — Q2 2005 Atlas Pipeline Partners Earnings Conference Call
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